As filed with the Securities and Exchange Commission on August 1, 1997

                                  Registration No. 33-___________



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549


                            Form S-3
    Registration Statement under The Securities Act of 1933



                      GALAXY FOODS COMPANY
         (Name of Small Business Issuer in its Charter)


     Delaware                2022                25-1391475
(State or other        (Primary  Standard     (IRS Employer
jurisdiction           Industrial             Identification No.)
of incorporation)      Classification Code
                       Number)


           2441 Viscount Row, Orlando, Florida 32809
                   Telephone:  (407) 855-5500
 (Address and Telephone Number of Principal Executive Offices)


                  ANGELO S. MORINI, PRESIDENT
                      Galaxy Foods Company
           2441 Viscount Row, Orlando, Florida  32809
                   Telephone:  (407) 855-5500
   (Name, address and telephone number of agent for service)

                           COPIES TO:

                   KENNETH C. WRIGHT, ESQUIRE
                     Baker & Hostetler LLP
              200 South Orange Avenue, Suite 2300
                    Orlando, Florida  32801
                   Telephone:  (407) 649-4001

   Approximate Date of Proposed Sale to the Public: As soon as practicable after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. "

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: "

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering."______________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. "______________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. "

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                CALCULATION OF REGISTRATION FEE

                              Proposed     Proposed
 Title of Each                Maximum      Maximum     Amount of
   Class of      Amount to    Offering    Aggregate    Registrati
  Securities         be        Price       Offering      on Fee
     to be       Registered     Per         Price
  Registered                  Share(1)

Common Stock     3,557,500     $1.03     $3,664,225.00  $1,110.37
$.01 par value(2)

Total                                                   $1,110.37
Registration

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Based upon the average of the closing bid and ask prices for the Company's Common Stock as reported on the National Association of Securities Dealers, Inc. inter-dealer quotation system on July 30, 1997, of $1.00 and $1.06, respectively.
(2)To be offered by the Selling Stockholders.


PROSPECTUS                                  Subject to Completion
                      GALAXY FOODS COMPANY          July 31, 1997

                        3,557,500 Shares
                  Common Stock, $.01 par value

     All of the shares covered by this Prospectus are being sold for the account of certain existing stockholders of GALAXY FOODS COMPANY, a Delaware corporation (the ``Company''), who are listed and described on Appendix A hereto (the ``Selling Stockholders'') or by pledgees, donees, transferees or other successors in interest that receive such shares by pledge or foreclosure of a pledge, gift, distribution or other non-sale transfer. The Company will realize no proceeds from the sale of any of these shares.

     The securities offered hereby involve a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. See ``Risk Factors'' beginning on page 3.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     Underwriting    Proceeds
     Common Stock,         Price to    Discounts      to the
    Par Value $.01          Public        and        Company (3)
                                    Commissions (2)

                          Prevailing      Not          Not
Per                         Market    Applicable   Applicable
Share..................    Value (1)

(1) The shares are quoted on the electronic inter-dealer quotation system operated by Nasdaq, Inc., a subsidiary of the National Association of Securities Dealers, Inc. (the ``NASDAQ System''), in the category of Small-Cap_ Issues, under the symbol ``GALX.'' The distribution of the shares by the Selling Stockholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for the resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See ``Plan of Distribution.'' On July 30, 1997, the closing bid and asked prices for a share of the Company's Common Stock as quoted on the NASDAQ System was $1.00 and $1.06, respectively.

(2) There is no underwriter with respect to this offering and each Selling Stockholder will determine the time of sales of shares made pursuant hereto. The Selling Stockholders will be responsible for any commissions for the sale of the shares offered by this Prospectus. Usual and customary or specifically negotiated brokerage commissions or fees may be paid by the Selling Stockholders in connection with such sales. There is no minimum required purchase and there generally is no arrangement to have funds received by such Selling Stockholder placed in an escrow, trust or similar account or arrangement. See ``Plan of Distribution.''

(3)  The Company will realize no proceeds from this offering.
The expenses of this offering are being paid by the Company pursuant to its agreement with the Selling Stockholders. See
``Plan of Distribution.''

     It is anticipated that the Selling Stockholders may from time to time sell all or a part of the shares of Common Stock covered by this Prospectus in ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for the resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Upon any sale of the shares of Common Stock offered hereby, Selling Stockholders, brokers executing sales orders on their behalf, and dealers to whom such persons or entities may sell such shares may, under certain circumstances, be deemed to be ``underwriters'' within the meaning of the Securities Act of 1933, as amended (the ``33 Act'').

     Broker-Dealers effecting sales of shares of Common Stock pursuant to this Prospectus should carefully review the restrictions on the use hereof as described in ``Plan of Distribution_Restrictions on Use of Prospectus.''

    The date of this Prospectus is [_______________, 1997].



                     AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the ``34 Act''), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the ``SEC'') relating to its business, financial statements and other matters. Additionally, the Company has filed a certain Registration Statement on Form S-3 (SEC File No. 33-_____), relating to this offering by Selling Stockholders. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Copies of the Registration Statement and exhibits thereto, as well as such periodic reports, proxy statements and other information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies also may be obtained at the Regional Offices of the SEC located at (1) 75 Park Place, 14th Floor, New York, New York 10007; (2) John W. McCormack Post Office and Courthouse Building, 90 Devonshire Street, Suite 700, Boston, Massachusetts 02109; (3) 3475 Lennox Road, N.E., Suite 1000, Atlanta, Georgia 30326-1232;
(4) 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; (5) 411 West Seventh Street, 8th Floor, Fort Worth, Texas 76102; (6) 410 Seventeenth Street, Suite 700, Denver, Colorado 80202; (7) 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648; (8) 3040 Jackson Federal Building, 915 Second Avenue, Seattle, Washington 98174; and (9) Curtis Center, Independence Square West, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106-3322. Copies of such material also can be obtained at prescribed rates through The National Association of Securities Dealers Association at 1735 K Street, N.W., Washington, D.C. 20006-1506.

     Statements contained in this Prospectus relating to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.


       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended March 31, 1997 and Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, are incorporated by reference herein and made a part hereof. All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 34 Act subsequent to the date of this Prospectus and prior to the termination of the offering represented hereby shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such a statement. A statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such a request should be directed to Galaxy Foods Company, 2441 Viscount Row, Orlando, Florida 32809, Attention: Investor Relations, or if by telephone, (407) 855-5500.


                          RISK FACTORS

     An investment in the Shares offered hereby involves a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, the following risk factors with respect to the Company should be carefully considered:

     Operating History. The Company reported net income of $23,121 for the three-month period ended June 30, 1997 (unaudited) and net losses of $2,033,639 for the three-month period ended June 30, 1996 (unaudited), $4,331,066 for the fiscal year ended March 31, 1997, and $6,550,869 for the fiscal year ended March 31, 1996, or $.00, $.06, $.12, and $.25 per share, respectively (based on the weighted average number of shares of Common Stock outstanding during each period). Additionally, for the three-month periods ended June 30, 1997 and 1996 (unaudited), and for the fiscal years ended March 31, 1997 and 1996, the Company's operating income (loss) was $53,049, $(473,323), $(2,783,937), and $(3,466,649), respectively. Further, until fiscal 1996, the Company operated since its inception with a negative working capital position. As of March 31, 1997, the Company had $4,094,750, in current assets, and $2,263,544, in current liabilities. The future success of the Company will depend, among other factors, upon management's ability to increase sales, restore and maintain profitable operations, and obtain favorable financing arrangements. There can be no assurance that the Company will be able to increase sales, become profitable, attain improved operating results or obtain favorable financing arrangements.

     Possible Need for Additional Financing. The Company will not receive any proceeds from this offering. In the event that the Company does not generate cash flow sufficient to satisfy future cash requirements, the Company will be required to seek additional financing in the near future. If additional financing is required, there is no assurance that financing will be available, or if available, that it can be obtained on terms favorable to the Company. Additional financing may require the Company to issue additional debt or equity securities which may rank senior to the shares of Common Stock and which could dilute any investment made in the Company. In addition, absent the Company's ability to obtain additional funding, there could be a material adverse effect on the Company's business and prospects.

     Lack of Dividends. It is the present policy of the Company to retain any future earnings to finance growth and development.
Accordingly, it is unlikely that dividends will be paid by the Company in the foreseeable future.

     Extensive Shareholdings by Management. As of July 30, 1997, Angelo S. Morini, the Company's founder, President, and Chief Executive Officer, owned approximately 39.8% of the issued and outstanding shares of the Company's Common Stock, and held certain rights and options to acquire an additional 1,141,500 shares of Common Stock. In the event Mr. Morini exercises his rights and options, and acquires all of the 1,141,500 shares, and assuming that no other options or warrants are exercised or granted, Mr. Morini will own approximately 41.6% of the outstanding Common Stock. In the event all unexercised rights, options, and warrants become vested and are exercised (including Mr. Morini's), as adjusted to reflect such issuance and assuming no other options or warrants are granted, Mr. Morini will own approximately 36.0% of the outstanding Common Stock. Since no provision exists for cumulative voting, investors who purchase Common Stock may be unable to elect any members of the Board of Directors or exercise significant control over the Company or its business. See ``Description of Capital Stock.''

     Potential Sales and Issuances of Additional Stock. As of July 30, 1997, there were outstanding options and warrants to acquire up to 9,587,395 shares of Common Stock, including the 1,141,500 shares subject to options held by Mr. Morini, in addition to the 60,662,202 shares of Common Stock of the Company issued and outstanding as of that date. As of July 30, 1997, a total of 24,337,798 shares are authorized but not yet issued and outstanding, including 9,587,395 shares which have been reserved for issuance upon exercise of options and warrants that have been granted by the Company. A substantial portion of such options and warrants are ``in the money'' and are currently exercisable. ``In the money'' generally means that the current market price is above the purchase price of the shares subject to the warrant or option. The issuance of additional Common Stock upon the exercise of options and warrants will dilute the proportionate ownership of the then current shareholders of the Company.

     Originally, 4,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the ``Series A Preferred Stock''), were issued and outstanding. The terms of the Series A Preferred Stock provide that the holder thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a conversion price (the ``Conversion Price'') equal to 71.5%, which percentage is subject to adjustment upon the occurrence of certain events (the ``Conversion Percentage''), multiplied by the Average Market Price (as defined below) of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company; provided, however, that in no case shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The ``Average Market Price'' of the Common Stock is the arithmetic average of the closing bid prices for the Common Stock for each trading day as quoted on the NASDAQ System or, if the NASDAQ System is not the principal trading market for the Common Stock, on the principal trading market for the Common Stock, or, if market value cannot be so calculated, the average fair market value during such period as reasonably determined in good faith by the Company's Board of Directors (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period or between the end of such period and the date of conversion). The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the stated value of the Series A Preferred Stock, which is equal to $1,000 (the ``Stated Value''), by the Conversion Price then in effect. See ``Description of Capital Stock-Preferred Stock-Series A Convertible Preferred Stock.'' Between July 1996 and July 30, 1997, 3,389 shares of Series A Preferred Stock were converted into an aggregate of 5,500,000 shares of Common Stock at an average conversion price of $0.73 per share. As of July 30, 1997, 611 shares of the Company's Series A Preferred Stock were issued and outstanding. The Company has estimated that 1,500,000 shares of Common Stock will be issuable to the holder of such shares the Series A Preferred Stock upon conversion. Therefore, the Company is registering 3,500,000 shares of Common Stock comprised of 2,000,000 shares currently held by Advantage Fund Limited, formerly named GFL Advantage Fund Ltd. (``Advantage Fund''), together with the estimated 1,500,000 shares issuable to Advantage Fund upon conversion of the remainder of the Series A Preferred Stock pursuant to the Registration Statement of which this Prospectus is a part.

     Additionally, the Company may offer additional securities in private and/or public offerings in order to raise working capital and retire or refinance its indebtedness. Any such issuance could adversely affect the market price of the Common Stock or result in substantial dilution to existing holders of Common Stock.

     Broker-Dealer Sales of Company Common Stock. The Company's Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities, and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

     Market Overhang. As of July 30, 1997, approximately 32,287,783 shares of the 60,662,202 shares of issued and outstanding Common Stock of the Company were freely tradable (unless acquired by an ``affiliate'' of the Company) under the 33 Act or issued without restrictive legend in a series of transactions exempt from the registration requirements of the 33 Act in accordance with the requirements of Regulation S promulgated thereunder. Of the remaining 28,374,419 shares of Common Stock issued and outstanding, and 9,587,395 additional shares of Common Stock which the Company is obligated to issue pursuant to outstanding options and warrants, 2,057,500 shares so issued or issuable are included for sale pursuant to this Prospectus.

     All of the shares which are not freely tradable are ``restricted securities'' within the meaning of Rule 144 promulgated by the SEC under the 33 Act (``Rule 144''), and may be sold in open market transactions after the holding period under Rule 144 with respect thereto has been met. As to shares subject to outstanding options and warrants, the one-year holding period generally will not begin until the shares underlying such options or warrants actually have been acquired. After the one-year holding period has been met, each holder generally may sell, every three months in brokerage transactions, an amount equal to the greater of one percent of the Company's outstanding Common
Stock or the amount of the average weekly trading volume during the four weeks preceding the sale. After two years, unless any such holder is an ``affiliate'' of the Company, such sales can be made without restriction. See also, ``Plan of Distribution Manner of Distribution.''

     Originally, 4,000 shares of the Company's Series A Preferred Stock were issued and outstanding. The terms of the Series A Preferred Stock provide that the holder thereof has the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a Conversion Price equal to the Conversion Percentage, which percentage is subject to adjustment upon the occurrence of certain events, multiplied by the Average Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the Stated Value of the Series A Preferred Stock by the Conversion Price then in effect. See ``Description of Capital Stock-Preferred Stock-Series A Convertible Preferred Stock.'' The Company has estimated that 1,500,000 shares of Common Stock will be issuable to the holder of the Series A Preferred Stock upon conversion and is registering such number of shares, together with 2,000,000 additional shares of Common Stock currently held by the holder of the Series A Preferred Stock, pursuant to the Registration Statement of which this Prospectus is a part. Upon registration, all such shares of Common Stock shall be freely tradable. The Company has agreed with the holder of the Series A Preferred Stock to maintain the effectiveness of the registration of the Common Stock into which the Series A Preferred Stock is convertible until the earlier of (a) the date that all of such Common Stock may be sold pursuant to Rule 144(k) under the 33 Act, or (b) the date on which (i) all of such Common Stock has been sold and (ii) none of the Series A Preferred Stock issued and outstanding as of the date hereof are outstanding (such earlier date, the ``Registration Period'').

     Between July 1996 and July 30, 1997, 3,389 shares of Series A Preferred Stock were converted into an aggregate of 5,500,000 shares of Common Stock at an average conversion price of $0.73 per share. As of July 30, 1997, 611 shares of the Company's Series A Preferred Stock were issued and outstanding.

     Because the sales pursuant to this Prospectus will not, and the resale of any additional shares which may be attempted under Rule 144 or Regulation S may not, be effected through an underwriter pursuant to a firm commitment agreement, there will be a substantial number of additional shares which may be available for sale on the market at one time without any control over the timing or volume of sales thereof by the Company or any third party. The Company cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares are attempted to be sold within a short period of time, the effect on the market may be negative. It is also unclear as to whether or not the market for the Company's Common Stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which the same might be offered. It is noted that even if a substantial number of sales are not effected within a short period of time, the mere existence of this ``market overhang'' could have a negative effect on the market for the Company's Common Stock and the Company's ability to raise additional capital or refinance its indebtedness.


     Reliance Upon Key Personnel. The success of the Company will be largely dependent upon the personal efforts and abilities of Angelo S. Morini, its Chief Executive Officer. Should
Mr. Morini cease to be affiliated with the Company before a qualified replacement is found, there could be a material adverse effect on the Company's business and prospects. Mr. Morini entered into an employment agreement with the Company on October 10, 1995. The term of such employment agreement is five years but is terminable by Mr. Morini in the event of a change of control. In the event of a change in control, or in the event that Mr. Morini is terminated for ``cause'' (as defined in the employment agreement), Mr. Morini has agreed that, for a period of one year following the date that his employment with the Company terminates, he shall not engage himself, directly or indirectly, in any business substantially similar or provide service or products to the Company's customers. The Company currently is the beneficiary of a key man life insurance policy on Mr. Morini's life in the amount of $250,000, and a term life policy in the amount of $750,000. This sum would likely not be sufficient to compensate the Company for the loss of Mr. Morini's services until a suitable replacement can be engaged.

     Intense Competition. The food industry is highly competitive. In particular, the Company competes with major companies such as Kraft (which produces products under the Kraft Freer label), Borden's, and ConAgra (which produces products under the Healthy Choicer label), each of which has substantially greater research and development, marketing, financial and human resources than the Company. In addition, competitors may succeed in developing new or enhanced products which are better than any that may be sold or developed by the Company, and such companies may also prove to be more successful than the Company in marketing and selling such products. There can be no assurance that the Company will be able to compete successfully with any of these companies or achieve a greater market share than it currently possesses.

     Uncertainties Regarding Trademark Protection; No Patent Protection. The Company owns the trademark formagg, which is registered in the United States, Japan, Canada, France, Ireland, Israel, Greece and the United Kingdom, and the trademarks Lite Bakery, Galaxy, Labella's, Soyco, Veggy Singles and
Soymage, each of which is registered in the United States, and has applied for registration of the trademarks and Lite ``n'' Less, Health Value Foods, Soy Singles and Pretzel Nuts in the United States. The Company believes these trademarks are important means of establishing consumer recognition of its products. However, there can be no assurance as to the breadth or degree of protection that these trademarks may afford the Company, or that the Company will have the financial resources to engage in litigation against any infringement of its trademarks, or as to the eventual outcome of any litigation if brought. In addition, although the Company owns the trademark for the name Galaxyr, it has applied for but has not yet received registration of its current design.

     While the Company believes that its formulas, processes and manufacturing equipment are proprietary, the Company has not sought, and does not intend to seek, patent protection for such technology. In not seeking patent protection, the Company is instead relying on the complexity of its technology, on trade secrecy laws, and employee confidentiality agreements. However, there can be no assurance that other companies will not acquire information which the Company considers to be proprietary or will not independently develop equivalent or superior products or technology and obtain patent or similar rights with respect thereto. Although the Company believes that its technology has been independently developed and does not infringe the patents of others, certain components of the Company's manufacturing equipment and processes could infringe existing or future patents, in which event the Company may be required to modify its equipment designs or processes or obtain a license. No assurance can be given that the Company will be able to do so in a timely manner or upon acceptable terms and conditions and the failure to do either of the foregoing could have a material adverse effect on the Company.

     Uninsured Losses. The Company has acquired comprehensive insurance for the Company's property, including liability, fire and extended coverage, which is customary for similar property. However, there are certain types of losses which are either uninsurable or not economically insurable within the Company's budget. Should an uninsured event occur with respect to its property, the Company could suffer additional losses.

     Reliance on Key Customers. For the three-month periods ended June 30, 1997 and 1996 (unaudited) and fiscal years ended March 31, 1997 and 1996, the Company had net sales of $5,883,454, $3,354,980, $17,171,496, and $3,950,455, respectively.
Foodservice Purchasing Co-op, and H.E. Butt Grocery each represented more than 5% of the Company's gross sales for fiscal 1997, and Foodservice Purchasing Co-op, Dutch Farms, Tropical Cheese Industries, and H.E. Butt Grocery each represented more than 5% of the Company's gross sales for the three-month period ended June 30, 1997 (unaudited). The Company does not have any contractual arrangements with any of its customers which require any minimum level of purchases. In the event any of these customers were to cease to distribute or purchase the Company's products, the Company would have to seek additional distribution channels, and its business could be materially adversely affected.

     Reliance on Foreign/Key Suppliers. Due to the export supports and subsidies provided by such countries as New Zealand and members of the European Economic Community, suppliers from such countries are often able to supply raw materials to the Company at prices lower than domestic suppliers. Accordingly, the Company purchases its major ingredient, casein (a milk protein), from foreign suppliers. Although the Company believes that it could obtain casein from domestic sources if a foreign supply of casein were reduced or terminated, no assurance can be given that it would be able to do so and, in any event, the interruption in the Company's production could have an adverse effect on the Company's business. Because casein is purchased by the Company from foreign suppliers, its availability is subject to a variety of factors, including federal import regulations.
In the event the relevant export supports or subsidies are reduced or eliminated or the United States takes retaliatory action or otherwise establishes trade barriers with any of the countries which supplies casein to the Company, such an event could have a material adverse affect on the Company and its operations. Moreover, exchange rate fluctuations and/or the imposition of import quotas or tariffs could, have an adverse effect on the Company's business and its ability to compete with conventional cheese companies that do not rely on foreign suppliers.

     For the three-month periods ended June 30, 1997 and 1996 (unaudited) and for the fiscal years ended March 31, 1997 and 1996, the Company purchased $1,907,635, $685,365, $3,614,421 and
$1,398,230, respectively, of casein, canola and other oils, and other ingredients, which are the principal raw materials used to manufacture the Company's products. Principal suppliers of the Company's raw materials are Besnier-Scerma U.S.A., Van Waters & Rogers, Archer Daniels Midland Co., Armour Foods, Food Ingredient Sales, Inc., and Grain Processing Corporation. Generally, the Company does not have any contractual arrangements with any of these entities, except for short-term agreements for periods of less than six months. If any of these entities were to cease to supply casein, canola oil, enzymes, or chemicals to the Company, the Company would have to seek additional sources of its major raw materials, and its business could be materially adversely affected.

     Government Regulation. The Company is subject to extensive regulation by federal, state, and local governmental authorities regarding the quality, purity, manufacturing, distribution, and labeling of food products. The Company's manufacturing facility is subject to regulation and inspection by the United States Department of Agriculture, the United States Food and Drug Administration, the Florida Department of Agriculture and Consumer Services, and the Orange County, Florida, Department of Health. A finding of a failure to comply with one or more regulatory requirements can result in the imposition of sanctions including closing of all or a portion of a facility for a period during which the manufacturer is permitted to attempt to remedy the alleged violations. In addition to licensing requirements, a regulatory agency could declare a product hazardous or limit its use or require a recall of a product.

     The Company believes that it is currently in substantial compliance with all applicable governmental regulations regarding its current products and has all material government permits, licenses, qualifications, and approvals required for its operations. However, there can be no assurance that the Company will be able to continue to comply with such regulations, or comply with future regulations, without inordinate cost or interruption of the Company's operations.

     Authorized Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, privileges, and restrictions granted to and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series. The Board of Directors is thus authorized to permit the Company to issue one or more series of Preferred Stock with voting and conversion rights which could adversely affect the interests or voting rights of the holders of Common Stock, without obtaining the approval of the holders of Common Stock.

     Originally, the Company authorized and thereafter issued 4,000 shares of its Series A Preferred Stock. The terms of the Series A Preferred Stock provide that the holder thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a Conversion Price equal to the Conversion Percentage multiplied by the Average Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the Stated Value of the Series A Preferred Stock by the Conversion Price then in effect.

     The holders of the Series A Preferred Stock are not entitled to receive any dividends with respect to the Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to a liquidation preference, prior to the payment of any amounts payable to the holders of the Common Stock, equal to the Stated Value per share of Series A Preferred Stock. Although the Company may authorize and issue additional or other preferred stock which is of equal or junior rank to the Series A Preferred Stock with respect to the preferences as to distributions and payments upon liquidation, dissolution or winding up of the Company, the Company may not authorize or issue capital stock which is senior in rank to the Series A Preferred Stock with respect to such rights and preferences. The Company has the right to redeem all or any part of the Series A Preferred Stock at any time subsequent to December 18, 1996 at a redemption price of $1,398.60 per share. See ``Description of Capital Stock-Preferred Stock.''

     Between July 1996 and July 30, 1997, 3,389 shares of Series A Preferred Stock were converted into an aggregate of 5,500,000 shares of Common Stock at an average conversion price of $0.73 per share. As of July 30, 1997, 611 shares of the Company's Series A Preferred Stock were issued and outstanding.

     The Company has no present plans to issue any additional shares of Preferred Stock.


                          THE COMPANY

     The Company was first incorporated under the name ``Galaxy Cheese Company'' under the laws of the Commonwealth of Pennsylvania in 1980 and was merged into a wholly-owned subsidiary of the same name organized under the laws of the State of Delaware in 1987. In February 1992, the Company officially changed its name from Galaxy Cheese Company to Galaxy Foods Company. The Company operates a comprehensive manufacturing facility at its corporate offices located at 2441 Viscount Row, Orlando, Florida.

     The Company's products are marketed to retailers in three principal markets: retail, food service, and industrial. Customers ranging from supermarket chains and health food stores, to industrial food manufacturers which utilize the Company's products in the production of food items such as frozen pizza, to restaurant chains, to food service distributors, and to institutions such as hotels, hospitals and schools.

     In June 1991, the Company suffered a complete loss, due to fire, of its sole-existing manufacturing facility located in New Castle, Pennsylvania. The fire was ruled an arson by the Pennsylvania Fire Marshall of the Pennsylvania State Police, and the investigation of the circumstances surrounding the fire is still open according to that agency. After the fire, the Company used the proceeds of its property and business interruption insurance to refurbish and equip a comprehensive manufacturing facility in Orlando, Florida. The Company has relocated its entire operations from New Castle, Pennsylvania, to its new facility in Orlando, Florida. In June 1992, the Company resumed production and shipment of many of its products directly from its Orlando plant to customers in each of the Company's three principal markets_retail, food service and industrial. Since that time, the Company has focused its efforts on increasing its sales by introducing into the market new products and re-introducing certain products that were originally introduced prior to the fire, engaging nationwide distributors and brokers in the marketing of its products, and concentrating its marketing efforts on its nutritionally superior substitute cheese line of products.


                      SELLING STOCKHOLDERS

     See Appendix A for information regarding the identity of the Selling Stockholders, their relationship with the Company, if any, the shares of Common Stock presently owned by the Selling Stockholders, and the number of such shares which are offered by them for sale hereunder.


                      PLAN OF DISTRIBUTION

     The 3,557,500 shares of Common Stock of the Company offered hereby are being registered for sale pursuant to the Registration Statement for the accounts of each of the Selling Stockholders, and the Company will receive none of the proceeds from the sale of any such shares. The shares being offered hereby will not be sold through underwriters. However, the Selling Stockholders or any broker or dealer utilized by it in connection with any sales hereunder may be considered ``underwriters'' as defined in the 33 Act. The Company is bearing all of the estimated $17,500 in expenses associated with the Registration Statement.


Manner of Distribution

     As of the date of this Prospectus, no Selling Stockholder has informed the Company that the Selling Stockholders have any agreement, arrangement, or understanding with any broker or dealer concerning the distribution of shares of Common Stock offered hereby. The distribution of the shares of Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions)
(i) in the over-the-counter market, (ii) in negotiated transactions, (iii) pursuant to Rule 144, if available at the time of sale, or (iv) a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. As described below under ``Restrictions on Use of Prospectus,'' in the case of the Selling Stockholders who elect to effect such transactions by selling shares to or through broker-dealers, such broker-dealers may receive compensation in the form of usual and customary brokerage commissions only.

     The Company has agreed to indemnify the Selling Stockholders and ``controlling persons'' or ``underwriters'' (as such terms are defined in the 33 Act) participating in the distribution of shares of the Common Stock hereunder from certain liabilities, including those arising under the securities laws. The Company has been informed that any such indemnification for liabilities arising under the 33 Act is, in the opinion of the SEC, against public policy and, therefore, unenforceable.

     The Selling Stockholders may be considered affiliates of the Company.

Sales by Broker-Dealers

     The Company's Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities, and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

Restrictions on Use of Prospectus

     This Prospectus may only be used in accordance with the sales of Common Stock effected hereunder in compliance with the following:

     1. A Selling Stockholder may either sell directly to a purchaser or place for sale any shares of Common Stock with broker-dealers registered as such with the National Association of Securities Dealers, Inc. (``NASD'') who are in good standing with such organization. In connection with sales made directly to a purchaser by a Selling Stockholder, the Selling Stockholder must deliver a prospectus to the prospective purchaser and must comply with applicable laws of the states in which the purchaser lives. For sales made by NASD members, the Selling Stockholders shall deliver to the broker all necessary information to allow the broker to comply with the prospectus delivery and other requirements of applicable law in connection with any such sale.

     2. No information or offering materials other than the Prospectus, as it may be amended or supplemented, may be used by a Selling Stockholder or broker-dealer in effecting sales hereunder.

     3. As the Company has agreed with the Selling Stockholders to keep the Registration Statement effective during the Registration Period, it may be necessary for the Company to supplement and amend the Registration Statement from time to time. Upon notice from the Company that any such supplement or amendment is necessary, the Selling Stockholders have agreed to cease any effort to sell any shares of Common Stock offered for sale pursuant to the Registration Statement and will not so sell any such shares of Common Stock until the Selling Stockholders have received the supplemented or amended prospectus and delivered a copy of the same to any prospective purchaser or broker effecting any such sale, as required by law. The Company has agreed with the Selling Stockholders to use its best efforts to prepare any such supplement or amendment promptly.

     4. The Selling Stockholders will bear all commissions, transfer taxes, fees and disbursements of its counsel, if any, and all other expenses directly related to its sale of Common Stock hereunder. The Company has agreed to pay the fees and disbursements of counsel for the Selling Stockholders in connection with the Registration Statements of which this Prospectus forms a part.

     5. No broker-dealer selling shares of Common Stock hereunder shall be compensated at other than usual and customary broker rates unless such compensation arrangements are disclosed in a supplement to the Prospectus, to the extent required by applicable law.

     The Company has advised the Selling Stockholders of its obligation to comply fully with applicable securities law restrictions regarding the sale of Common Stock pursuant to this Prospectus, including the above described requirements. In addition, the Company has advised the Selling Stockholders of its obligation to comply fully with the anti-manipulation provisions of the 34 Act, including Rule 10b-5 and Regulation M promulgated thereunder which, among other things, restrict participants in a distribution of the Common Stock from making bids for or purchases of the Common Stock, directly or indirectly. The Selling Stockholders also have been advised to notify the Company when its distribution is completed.

Other Offers

     The Company may negotiate from time to time with creditors or claimants to exchange shares of Common Stock in satisfaction of indebtedness or obligations of the Company. Additionally, the Company periodically negotiates with other parties for the possible private placement or public offering of shares. Certain of these negotiations may result in agreements with such parties. The Company reserves the right, from time to time, to file additional registration statements, which would provide for sale or distribution in a manner similar to that described herein, for the sale of shares of Common Stock or other securities on the open market or otherwise.


                        USE OF PROCEEDS

     The sale of shares of Common Stock of the Company pursuant to this Prospectus will be solely for the account of the Selling Stockholders, and the Company will receive none of the proceeds from the sales of such shares, or any direct benefit, other than its having complied with various agreements as described elsewhere in this Prospectus.


                DETERMINATION OF OFFERING PRICE

     The price of the shares of Common Stock offered for sale by the Selling Stockholders pursuant to the terms of the secondary offering described in this Prospectus will be determined in arm's length negotiations between each Selling Stockholder and certain parties interested in purchasing the Common Stock or interested in acting as brokers for the sale of the Common Stock. Factors which are relevant to the determination of the offering price may include but are not limited to the market price for the shares, consideration of the amount of Common Stock offered for sale relative to the total shares of Common Stock outstanding, the trading history of the Company's outstanding securities, the financial prospects of the Company, and the trading price of other companies similar to the Company in terms of size, operating characteristics, industry and other similar factors.


                  DESCRIPTION OF CAPITAL STOCK

General

     The Company is authorized to issue an aggregate of 85,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Series A Convertible Preferred Stock, $.01 par value. As of July 30, 1997, 60,662,202 shares of Common Stock were issued and outstanding and held of record by approximately 656 shareholders. Of the approximately 656 shareholders of record at July 30, 1997, one was a nominee which held approximately 31,727,941 issued and outstanding shares for its customers in so-called ``street name.'' As of July 30, 1997, 611 shares of Series A Convertible Preferred Stock were issued and outstanding. No other shares of Preferred Stock have been authorized or issued.

Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted by stockholders. All voting is on a noncumulative basis. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available after provision has been made for each class of stock, if any, having preference over Common Stock as to dividends. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive pro rata all assets remaining available for distribution to them, after provision has been made for such class of stock, if any, having preference over Common Stock to liquidation. The Common Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no conversion rights, redemption or sinking fund provisions applicable to shares of Common Stock. All of the outstanding shares of Common Stock are, including shares of Common Stock issuable upon exercise of warrants (when purchased in accordance with the terms thereof), will be, when issued and delivered, fully paid and nonassessable.

Preferred Stock

     Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, privileges, and restrictions granted to and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series. The Board of Directors is thus authorized to permit the Company to issue one or more series of Preferred Stock with voting and conversion rights which could adversely affect the interests or voting rights of the holders of Common Stock, without obtaining the approval of the holders of Common Stock. The issuance of such stock could also have the effect of delaying or preventing a change in control of the Company.

     Series A Convertible Preferred Stock.

     Originally, the Company authorized and issued 4,000 shares of Series A Preferred Stock. The terms of the Series A Preferred Stock provide that the holders thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a Conversion Price equal to the Conversion Percentage multiplied by the Average Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the Stated Value of the Series A Preferred Stock, which is equal to $1,000, by the Conversion Price then in effect.

     In addition, pursuant to the terms of the Series A Preferred Stock, in the event that shares of Common Stock into which the Series A Preferred Stock is convertible cannot be sold pursuant to an effective registration statement, or if the Common Stock is not listed on the NASDAQ System, the New York Stock Exchange (``NYSE'') or the American Stock Exchange (``AMEX''), the Conversion Percentage of the Series A Preferred Stock is required to be reduced by such number of percentage points equal to three times the sum of (i) the number of months (prorated for partial months) by which the effectiveness of the registration statement is delayed, (ii) the number of months that sales cannot be made after the effective date of the registration statement, and (iii) the number of months that the Common Stock is not listed or included for quotation on the NASDAQ System, NYSE or AMEX. The Company originally registered 3,500,000 shares of Common Stock on behalf of Advantage Fund under a Registration Statement on Form S-3 which was declared effective as of May 7, 1996. 3,500,000 additional shares of Common Stock into which the Series A Preferred Stock has been converted or is convertible are being registered pursuant to the Registration Statement of which this Prospectus is a part.

     Furthermore, if a holder of Series A Preferred Stock converts Series A Preferred Stock into Common Stock (the ``Conversion Stock''), and a subsequent event as described above requires adjustment to the Conversion Percentage prior to the sale by such holder of such Conversion Stock, the Company is required to pay to such holder, within five days after receipt of a notice of sale therefrom, an amount equal to the Average Market Price of the Conversion Stock for the five trading days ending one trading day prior to the date of conversion multiplied by three-hundredths (0.03) times the number of months (prorated for partial months) for which adjustment is required, as described above. Such amount may be paid by the Company either in cash or, at the Company's option, in Common Stock based on the Average Market Price of the Conversion Stock for the period of five consecutive trading days ending on the date of the sale of such Conversion Stock, provided, that cash must be paid (i) in the event that the Common Stock is not traded on NASDAQ System, NYSE, or AMEX or (ii) with respect to such shares which would cause the holder of such shares to own Common Stock in excess of 4.9% of the outstanding shares of Common Stock of the Company.

     The holder of the Series A Preferred Stock is not entitled to receive any dividends with respect to the Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to a liquidation preference, prior to the payment of any amounts payable to the holders of the Common Stock, equal to the Stated Value per share of Series A Preferred Stock. Although the Company may authorize and issue additional or other preferred stock which is of equal or junior rank to the Series A Preferred Stock with respect to the preferences as to distributions and payments upon liquidation, dissolution or winding up of the Company, the Company may not authorize or issue capital stock which is senior in rank to the Series A Preferred Stock with respect to such rights and preferences. The Company has the right to redeem all or any part of the Series A Preferred Stock at any time subsequent to December 18, 1996 at a redemption price of $1,398.60 per share.

     Between July 1996 and July 30, 1997, 3,389 shares of Series A Preferred Stock were converted into an aggregate of 5,500,000 shares of Common Stock at an average conversion price of $0.73 per share. As of July 30, 1997, 611 shares of the Company's Series A Preferred Stock were issued and outstanding.

     The Company has no present plans to issue any additional shares of Preferred Stock.


                         LEGAL MATTERS

     Baker & Hostetler LLP, Orlando, Florida, has rendered an opinion that the shares of Common Stock offered hereby are legally issued, fully paid and nonassessable. None of the attorneys in such firm holds securities of the Company.


                            EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                   FORWARD-LOOKING STATEMENTS

     This Prospectus, including the documents incorporated herein by reference, contains statements that constitute forward-looking statements. Those statements appear in a number of places in this Prospectus and the documents incorporated herein by reference and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to (i) the declaration or payments of dividends; (ii) the Company's financing plans; (iii) the Company's policies regarding investments, financings and other matters; and (iv) trends affecting the Company's financial condition or results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "believe", "estimate", "anticipate", "continue", or similar terms, variations of these terms or the negative of those terms.

     Prospective investors are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus and the documents incorporated herein by reference, including without limitation the information in the documents incorporated herein by reference under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences. With respect to any such forward-looking statement that includes a statement of its underlying assumptions or bases, the Company cautions that, while it believes such assumptions or bases to be reasonable and has formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished.


                           APPENDIX A

                      SELLING STOCKHOLDERS

                                                               Percentage of
                                     Number of    Number of  Outstanding Shares
                                     Shares of    Shares of   of Common Stock
                         Number of  Common Stock Common Stock  to be Benefi-
                           Shares     Offered    to be Bene-   cially Owned
                         of Common   for Sale     ficially    After Completion
                           Stock     Pursuant  Owned Assuming  of Distribution
      Names of          Beneficially  to this    Sale of all   Assuming Sale of
 Selling Stockholders      Owned    Prospectus  Shares Offered    All Shares
                                                 Hereunder         Offered


ADVANTAGE FUND
  LIMITED (1)       3,180,835(2)     3,500,000           0             0%

CORPORATE STUFF,
  INC. (3)             16,666           50,000           0             0%

LeANN H. DAVIS (4)      7,500            7,500           0             0%


    TOTAL NUMBER OF SHARES
    REGISTERED                       3,557,500




                    FOOTNOTES TO APPENDIX A

(1)  Advantage Fund acquired 4,000 shares of the Company's
     Series A Convertible Preferred Stock, $.01 par value (the ``Series A Preferred Stock''), in a transaction exempt from registration under the 33 Act pursuant to Regulation D, as promulgated under the 33 Act, and pursuant to a certain Securities Purchase Agreement dated as of April 16, 1996 at a purchase price of $1,000 per share. The terms of the Series A Preferred Stock provide that the holder thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a conversion price (the ``Conversion Price'') equal to 71.5%, which percentage is subject to adjustment upon the occurrence of certain events (the ``Conversion Percentage''), multiplied by the Average Market Price (as defined below) of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The ``Average Market Price'' of the Common Stock is the arithmetic average of the closing bid prices for the Common Stock for each trading day as quoted on the NASDAQ System or, if the NASDAQ System is not the principal trading market for the Common Stock, on the principal trading market for the Common Stock, or, if market value cannot be so calculated, the average fair market value during such period as reasonably determined in good faith by the Company's Board of Directors (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period or between the end of such period and the date of conversion). The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the stated value of the Series A Preferred Stock, which is equal to $1,000 (the ``Stated Value''), by the Conversion Price then in effect. See ``Description of Capital Stock-Preferred Stock-Series A Convertible Preferred Stock.'' Between July 1996 and
     July 30, 1997, 3,389 shares of Series A Preferred Stock were converted into an aggregate of 5,500,000 shares of Common Stock at an average conversion price of $0.73 per share. As of July 30, 1997, 611 shares of the Company's Series A Preferred Stock were issued and outstanding. The Company has estimated that 1,500,000 shares of Common Stock will be issuable to the holder of such shares of Series A Preferred Stock upon conversion. Therefore, the Company is registering 3,500,000 shares of Common Stock comprised of 2,000,000 shares currently held by Advantage Fund, together with the estimated 1,500,000 shares issuable to Advantage Fund upon conversion of the remainder of the Series A Preferred Stock pursuant to the Registration Statement of which this Prospectus is a part. This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may be issued to the Selling Stockholders by reason of stock splits, stock dividends and similar events occurring on or after the date the Registration Statement was filed with the SEC.

(2) The number of shares of Common Stock beneficially owned by Advantage Fund include those shares which Advantage Fund was entitled to acquire upon conversion of shares of Series A Preferred Stock as of July 30, 1997, estimated by utilizing the average closing bid price for the Company's Common Stock as reported on the National Association of Securities Dealers, Inc. inter-dealer quotation system of $1.00.

(3) Corporate Stuff, Inc. holds warrants to acquire 50,000 shares of the Company's Common Stock with an exercise price of $0.78 per share. Such warrants were granted in consideration of certain consulting services provided by Corporate Stuff, Inc. to the Company pursuant to an agreement dated April 23, 1997.

(4) LeAnn H. Davis holds warrants to acquire 7,500 shares of the Company's Common Stock with an exercise price of $0.81 per share. Such warrants were granted in consideration of the performance of certain consulting services to be provided by LeAnn H. Davis to the Company pursuant to an agreement dated July 1, 1997.





                 [THIS PAGE INTENTIONALLY LEFT
                     BLANK AND UNNUMBERED]




  No dealer, salesman, or other
person has been authorized to give
any information or to make any
representations other than those
contained in this Prospectus, and,
if given or made, such information
or representations must not be
relied upon as having been so                         GALAXY
authorized.  This Prospectus does                 FOODS COMPANY
not constitute an offer to sell or
a solicitation of an offer to buy
such securities in any jurisdiction
to any person to whom it is                      3,557,500 Shares
unlawful to make such an offer or
solicitation in such jurisdiction.                 Common Stock
Neither the deliver of this Prospec
tus nor any sale hereunder shall,
under any circumstances, create any
implication that there has been no
change in the affairs of the
Company since the date hereof or
that the information contained
herein is correct as of any time                   PROSPECTUS
subsequent to its date.

        TABLE OF CONTENTS

                               Page

Available Information            3
Incorporation of Certain
  Information by Reference       2
Risk Factors                     3
The Company                      8
Selling Stockholders             8
Plan of Distribution             9
Use of Proceeds                 11
Determination of Offering Price 11
Description of Capital Stock    11
Legal Matters                   13
Experts                         13
Appendix A_Selling Stockholders 14         [______________, 1997]

   Until [_________, 1997] (90 days
after the date of this Prospectus),
all  dealers effecting transactions
in   the   registered   securities,
weather  or  not  participating  in
this  distribution, may be required
to  deliver a Prospectus.  This  is
in  addition  to the obligation  of
dealers  to  deliver  a  Prospectus
when  acting  as  underwriters  and
with  respect to their unsold allot
ments or subscriptions.


                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee.


SEC Registration Fee                             $      1,110.37
NASD Filing Fee                                           866.42
Blue Sky Fees and Expenses                              5,000.00*
Printing Expenses                                       1,000.00*
Legal Fees and Expenses                                 5,000.00*
Accounting Fees and Expenses                            3,000.00*
Transfer Agent Fees                                     1,000.00*
Miscellaneous                                             523.21*
     Total                                       $     17.500.00

* Estimated


Item 15.  Indemnification of Directors and Officers.

     The Certificate of Incorporation of Galaxy Foods Company (the ``Registrant'') and the statutes of the State of Delaware provide for broad indemnification of the officers and directors of the Registrant for liabilities arising from actions taken by them on behalf of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the
``33 Act'') may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the ``SEC'') such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable.

Item 16.  Exhibits.

        The following Exhibits are filed as part of this Registration Statement.

          Exhibit No.         Exhibit Description

          5      Opinion  of  Baker  &  Hostetler  LLP,  dated   July   30,
          1997,   regarding  legality  of  shares  being   offered   (Filed
          herewith.)

          23.1   Consent  of  Baker  &  Hostetler  LLP,  dated   July   30,
          1997 (Contained in its opinion filed as Exhibit 5.)

          23.2   Consent  of  BDO  Seidman,  LLP,  dated  July   30,   1997
          (Filed herewith.)

          27   Financial Data Schedule (Filed herewith.)


Item 17.  Undertakings.

    The Registrant undertakes to:

    (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i)  Include any prospectus required by section
10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ``Calculation of Registration Fee'' table in this Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 34 Act that are incorporated by referenced in the Registration Statement.

    (b) For the purpose of determining any liability under the 33 Act, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the 33 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 33 Act and will be governed by the final adjudication of such issue.

    The Registrant undertakes that (a) for purposes of determining any liability under the 33 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 33 Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the 33 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orlando, State of Florida this 1st day of August, 1997.

                                   GALAXY FOODS COMPANY



                                   By:/s/Angelo S. Morini
                                   ANGELO S. MORINI, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature              Title                 Date



/s/Angelo S. Morini   Chairman   of    the      August 1, 1997
ANGELO S. MORINI      Board  of Directors,
                      President,     Chief
                      Executive    Officer
                      (Principal Executive
                      Officer) and Director

/s/Cynthia L. Hunter  Chief Financial           August 1, 1997
CYNTHIA L. HUNTER     Officer  (Chief
                      Financial Officer
                      and Principal
                      Accounting Officer)



/s/Marshall K. Luther Director                  August 1, 1997
MARSHALL K. LUTHER



/s/Earl G. Tyree      Director                  August 1, 1997
EARL G. TYREE



/s/Douglas A. Walsh   Director                  August 1, 1997
DOUGLAS A. WALSH



                            EXHIBITS
                         EXHIBITS INDEX

          Exhibit No.            Exhibit Description                  Page No.


          5     Opinion of Baker & Hostetler LLP, dated July  30,
          1997, regarding legality of shares being offered (Filed herewith.)

          23.1  Consent of Baker & Hostetler LLP, dated July  30,
          1997 (Contained in its opinion filed as Exhibit 5.)

          23.2  Consent of BDO Seidman, LLP,, dated July 30, 1997
          (Filed herewith.)

          27   Financial Data Schedule (Filed herewith.)



                           EXHIBIT 5

                    Opinion  of   Baker   &
               Hostetler LLP, dated July 30, 1997,
          regarding legality of shares  being offered




                         July 30, 1997

Galaxy Foods Company
2441 Viscount Row
Orlando, Florida 32809

Gentlemen:

    We have acted as counsel for Galaxy Foods Company, a Delaware corporation (the "Company"), in connection with the registration of shares of common stock of the Company, par value $.01 per share (the "Shares"), pursuant to the Registration Statement of Form S-3 filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), and the proposed sale of the Shares by those individuals identified on Appendix A of the Prospectus which forms part of the Registration Statement (the "Selling Stockholders") in accordance with the Registration Statement.

    Based upon an examination and review of such documents as we have deemed necessary, relevant, or appropriate, we are of the opinion that (i) those Shares currently owned by the Selling Stockholders and indicated on such Appendix A as being offered for sale under the Registration Statement have been validly issued, are fully paid and nonassessable; and (ii) the Company has the power to issue Shares to the Selling Stockholders indicated in such Appendix A as being issuable upon exercise of options or warrants or the conversion of convertible securities of the Company and that upon such Selling Stockholders' exercise of stock options and/or warrants or conversion of convertible securities of the Company, as the case may be, and the issuance of Shares, such Shares will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement.

                                   Very truly yours,



                                   BAKER & HOSTETLER


                          EXHIBIT 23.1

                    Consent  of   Baker   &
               Hostetler LLP, dated July 30,  1997
               (Contained in its Opinion filed  as
                         Exhibit 5.)


                          EXHIBIT 23.2

                   Consent  of BDO Seidman,
                   LLP, dated July 30, 1997



                    CONSENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS

Galaxy Foods Company
Orlando, Florida

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 21, 1997, relating to the financial statements of Galaxy Foods Company appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997.

    We also consent to the reference to use under the caption
"Experts" in the Prospectus.


                              /s/BDO Seidman. LLP
                              BDO Seidman, LLP


Orlando, Florida
July 30, 1997







                           EXHIBIT 27
                   Financial Data Schedule